==============================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 16, 1998



                        EMMIS COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


          Indiana                      0-23264                35-1542018
  (State or jurisdiction of          (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


 950 North Meridian Street, Suite 1200
        Indianapolis, Indiana                                  46204
(Address of principal executive offices)                     (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (317) 266-0100


                                Not applicable
         (Former name or former address, if changed since last report)

==============================================================================

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

    On July 16, 1998, Emmis Communications Corporation (the "Company") acquired through subsidiaries substantially all of the assets of television stations WVUE-TV, New Orleans, Louisiana; WALA-TV, Mobile, Alabama; WLUK-TV, Green Bay, Wisconsin; and KHON-TV, Honolulu, Hawaii (the "SF Stations")from SF Broadcasting of Honolulu, Inc., SF Honolulu License Subsidiary, Inc., SF Broadcasting of New Orleans, Inc., SF New Orleans License Subsidiary, Inc., SF Broadcasting of Mobile, Inc., SF Mobile License Subsidiary, Inc., SF Broadcasting of Green Bay, Inc. and SF Green Bay License Subsidiary, Inc. (collectively, the "Sellers"). As part of the acquisition, the Company also acquired the assets of certain satellite stations and low power television translators which retransmit the signals of KHON-TV and WLUK-TV. The purchase price for the acquisition was approximately $307 million after adjustments, of which approximately $282 million was paid in cash at closing and $25 million is payable pursuant to a promissory note due one year after closing, bearing interest at a fixed rate of 8% per annum. The Company has the option to pay the promissory note in cash or in shares of its Class A Common Stock. The Company currently intends to pay the promissory note in cash. The Company obtained the funds for the acquisition from a loan made in the ordinary course of business pursuant to the Company's amended and restated credit agreement by a group of banks as defined by Section 3(a)(6) of the Securities Act of 1934, as amended, and others, which as of the closing of the loan consisted of Toronto Dominion (Texas), Inc.; BankBoston, N.A.; First Union National Bank; Union Bank of California, N.A.; Barclays Bank PLC; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch; Fleet National Bank; Paribas; Merrill Lynch Senior Floating Rate Fund, Inc.; The Bank of New York; Mellon Bank, N.A.; Key Corporate Capital Inc.; and Compagnie Financiere de CIC et de L'Union Europeenne. Prior to the acquisition, the equipment acquired by the Company was used by the Sellers in the operation of their television broadcasting business in New Orleans, Louisiana, Mobile, Alabama, Green Bay, Wisconsin and Honolulu, Hawaii, and the Company intends to continue to use such equipment in the operation of its television broadcasting business in such cities.

ITEM 5.  OTHER EVENTS

    On July 16, 1998 the Company officially changed its name from Emmis Broadcasting Corporation to Emmis Communications Corporation, as previously approved by the board of directors and shareholders of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS OF BUSINESSES TO BE ACQUIRED:

Audited financial statements for SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and Subsidiaries at and for the years ended December 28, 1997 and December 29, 1996, and December 31, 1995 and unaudited financial statements for SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and Subsidiaries at and for the three months ended March 29, 1998 and the three months ended March 30, 1997 are incorporated by reference from the Company's Current Report on Form 8-K filed May 7, 1998.

It is impracticable to provide the pro forma financial information required by Regulation S-X at the time of filing of this Report. Such pro forma financial information will be filed by amendment to this Report within 60 days after the date on which this Report is required to be filed.

EXHIBITS:

Asset Purchase Agreement by and among SF Broadcasting of Honolulu, Inc., SF Honolulu License Subsidiary, Inc., SF Broadcasting of New Orleans, Inc., SF New Orleans License Subsidiary, Inc., SF Broadcasting of Mobile, Inc., SF Mobile License Subsidiary, Inc., SF Broadcasting of Green Bay, Inc., SF Green Bay License Subsidiary, Inc. and Emmis Broadcasting Corporation, dated March 30, 1998, is incorporated by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998.


                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMMIS COMMUNICATIONS CORPORATION


Date: July 31, 1998                             By:    /s/ Howard L. Schrott
                                                      ------------------------
                                                         Howard L. Schrott
                                                         Vice President, Chief
                                                         Financial Officer and
                                                         Treasurer



                                     -3-